Exhibit 10.9

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”) is made as of December 22, 2014 (the “Effective Date”), by and among SunEdison Emerging Markets Yield, LLC, a Delaware limited liability company (“EM LLC”), SunEdison, Inc., a Delaware corporation (“SunEdison”), and SunEdison Holdings Corporation, a Delaware corporation (“SunEdison Holdings”).

RECITALS

A. SunEdison Holdings, which is a wholly-owned subsidiary of SunEdison, owns 100% of the outstanding equity interests in EM LLC.

B. SunEdison, through SunEdison Holdings, has agreed to make investments in EM LLC to be used by EM LLC in preparation for a planned initial public offering by its affiliate, SunEdison Emerging Markets Yield, Inc., a Delaware corporation (“EM Inc.”), which is indirectly one hundred percent (100%) owned by SunEdison and is expected to own one hundred percent (100%) of EM LLC immediately prior to its initial public offering.

C. SunEdison has agreed to contribute certain solar power projects to EM LLC or its subsidiaries in furtherance of the initial public offering of EM Inc.

D. EM LLC is the borrower under that certain Credit and Guaranty Agreement, to be dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among EM LLC, as borrower, the guarantors named therein, JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the “Agent”) and collateral agent (in such capacity, the “Collateral Agent”), and the lenders named therein.

E. Borrowings under the Credit Agreement are to be used by EM LLC to acquire solar and wind power projects from third parties and to repay indebtedness of certain projects it owns or will own, in each case in furtherance of the initial public offering of EM Inc.

F. In order to facilitate a successful initial public offering of EM Inc., SunEdison desires to provide support with respect to the interest payment obligations of EM LLC with respect to the bridge loans made under the Credit Agreement (the “Bridge Loans”), and EM LLC wishes to accept such support.

G. SunEdison expects to benefit from a successful initial public offering of EM Inc.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

AGREEMENT

1. Definitions.

(a) “Affiliate” means, with respect to a person, any other person that, directly or indirectly, through one or more intermediaries, controls or is controlled by such person, or is under common control of a third person.

(b) “Business Day” means every day except a Saturday or Sunday, or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

(c) “End Date” means the date on which payment in full of all Obligations (as defined in the Credit Agreement) (other than contingent or indemnification obligations for which no claim has been made and obligations in respect of any Hedge Agreement) and the cancellation or termination of the Commitments (as defined in the Credit Agreement) has occurred.

(d) “Governing Instruments” means (i) the certificate of incorporation and bylaws in the case of a corporation, (ii) the articles of formation and operating agreement in the case of a limited liability company (iii) the partnership agreement in the case of a partnership, and (iv) any other similar governing document under which an entity was organized, formed or created and/or operates.

(e) “Interest Payment Amount” means, with respect to each Interest Payment Date, the amount of interest payable on the Bridge Loans by EM LLC on such Interest Payment Date under the Credit Agreement (including any default interest (whether or not owing following acceleration of the Bridge Loans under the Credit Agreement)).

(f) “Interest Payment Date” means “Interest Payment Date” (as such term is defined in the Credit Agreement).

2. Support Payments.

(a) SunEdison shall, or shall cause one of its Affiliates (other than EM LLC and its subsidiaries) to:

(i)	at least five (5) Business Days prior to each Interest Payment Date, deposit into an account of EM LLC an amount equal to the Interest Payment Amount, and EM LLC shall use such funds solely to pay the Interest Payment Amount in accordance with the terms of the Credit Agreement on or prior to the Interest Payment Date; or

(ii)	on or prior to each Interest Payment Date, pay (on behalf of EM LLC) the Interest Payment Amount in accordance with the terms of the Credit Agreement.

(b) Any payments made by SunEdison or any of its Affiliates described in Section 2(a)(i) or (ii) shall be treated as a contribution by SunEdison (or its applicable Affiliate) to the capital of SunEdison Holdings, followed by a contribution by SunEdison Holdings to the capital of EM LLC. However, none of SunEdison, SunEdison Holdings or their respective Affiliates shall have any rights, at any time, to reimbursement of any payments made by SunEdison or its Affiliates pursuant to Section 2(a).

(c) EM LLC shall provide notice to SunEdison of each Interest Payment Date at least ten (10) Business Days prior to such Interest Payment Date, provided that failure to provide such notice shall not release SunEdison of its obligations under Section 2(a).

3. Failure to Pay When Due. Any amount payable by SunEdison under Section 2 which is not remitted when so due (an “Overdue Amount”) will remain due (whether on demand or otherwise) and interest will accrue on such Overdue Amount at a rate per annum equal to the interest rate then applicable under the Credit Agreement (including default interest).

4. Repayment of Bridge Loan. EM LLC shall use commercially reasonable efforts to repay in full the Bridge Loans under the Credit Agreement on or prior to the Maturity Date (as defined in the Credit Agreement).

5. Contribution of Projects.

(a) SunEdison hereby agrees to contribute, or cause to be contributed, to EM LLC or its designated subsidiaries each of the solar power projects identified in Schedule I hereto (each, a “Project”). In the event that SunEdison fails to receive all governmental, regulatory, third party and other consents and approvals required for the transfer of a Project, SunEdison shall contribute a substitute project that (a) constitutes a Permitted Acquisition (as defined in the Credit Agreement) and (b) has a fair market value (as determined by the Agent in its sole discretion) and projected Project CAFD (as defined in the Credit Agreement), in each case, greater than or equal to the fair market value and projected Project CAFD of the Project that such substitute project is replacing (such substitute project, a “Substitute Organic Project”).

(b) SunEdison shall contribute each Project (or a Substitute Organic Project) to EM LLC or its designated subsidiaries by the target contribution date set forth in Schedule I hereto.

6. Representations and Warranties. Each of EM LLC, SunEdison and SunEdison Holdings hereby represents and warrants to the other that:

(a) it is validly organized and existing under the laws of the State of Delaware;

(b) it has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

(c) it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d) the execution and delivery of this Agreement by it and the performance by it of its duties obligations hereunder do not and will not contravene, breach or result in any default under its Governing Instruments, or under any mortgage, lease, agreement or other legally binding instrument, permit or applicable law to which it is a party or by which any of its properties or assets may be bound, except for any such contravention, breach or default which would not have a material adverse effect on its business, assets, financial condition or results of operations taken as a whole;

(e) no authorization, consent or approval, or filing with or notice to any governmental body or authority or other person is required in connection with the execution, delivery or performance by it of this Agreement; and

(f) this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to: (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally; and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

7. Covenant. SunEdison shall contribute a Substitute Organic Project in replacement of any Project constituting an Initial Acquisition (as defined in the Credit Agreement) (a) located in South Africa where SunEdison has failed to obtain all necessary change of control consents with respect thereto or (b) located in Malaysia where such Initial Acquisition is subject to a shareholder voting arrangement that is not satisfactory to Collateral Agent in its sole discretion, in each case on or prior to the date on which such Initial Acquisition shall have been required to be contributed pursuant to Schedule I hereto. For the avoidance of doubt, a Substitute Organic Project need not be located in the same country as the Project it replaces.

8. Term; Termination.

(a) Term. This Agreement shall become effective as of the Effective Date and shall terminate on the End Date, unless terminated earlier as set forth in this Agreement.

(b) Termination. Notwithstanding Section 8(a), this Agreement shall automatically terminate upon the earlier to occur of:

(i)	the repayment in full of all outstanding Bridge Loans under the Credit Agreement; or

(ii)	SunEdison contributing each of the Projects (or the applicable Substitute Organic Projects) as required pursuant to Section 5 and 7 hereof.

9. Amendment; Waiver. The parties may amend this Agreement only by a written agreement signed by the parties and that identifies itself as an amendment to this Agreement. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right.

10. Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the addresses specified below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. Notices and other communications will be addressed as follows:

If to EM LLC:

SunEdison Emerging Markets Yield, LLC

13736 Riverport Drive, Suite 180

Maryland Heights, Missouri 63043

Attn: General Counsel

Facsimile: (866) 773-0791

If to SunEdison or SunEdison Holdings:

SunEdison, Inc.

13736 Riverport Drive, Suite 180

Maryland Heights, Missouri 63043

Attn: General Counsel

Facsimile: (866) 773-0791

11. Assignment. Neither party may assign or otherwise transfer this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, each party shall have the right to assign or otherwise transfer this Agreement, without the prior written consent of the other party, to any of its Affiliates so long as such person remains an Affiliate of such party; provided that, (i) such transferring party shall provide written notice to the other party of such assignment, and (ii) such assignment shall not relieve the transferring party of its obligations hereunder.

12. Successors; No Third Party Beneficiaries. This Agreement will be binding upon the parties hereto and their respective successors and permitted assigns. The provisions of this Agreement are enforceable solely by the parties to the Agreement and their respective successors and permitted assigns and no other person shall have the right, separate and apart from the parties hereto, to enforce any provisions of this Agreement or to compel any party to comply with the terms of this Agreement.

13. Consent to Jurisdiction and Service of Process. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14. Mutual Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

15. Governing Law. The internal law of the State of New York will govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

16. Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

17. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter set forth herein. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

18. Further Assurances. Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

19. Counterparts. This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SUNEDISON, INC.

By:
Name:	Brian Wuebbels
Title:	Executive Vice President and Chief Financial Officer

SUNEDISON HOLDINGS CORPORATION

By:
Name:	Martin Truong
Title:	Secretary

SUNEDISON EMERGING MARKETS YIELD, LLC

By:
Name:	Steve O’Rourke
Title:	Chief Executive Officer

Signature Page —Investment Agreement

SCHEDULE I

Projects

Country	Project	MWp	Target Contribution Date
India	NSM 24 (Chint JV)	24	15 Apr 2015
	Raj 5 (NVVN 5)	5	15 Apr 2015
	NSM Suryalabh	39	30 June 2015
	NSM L’Volta	26	30 June 2015
	NSM Sitara	31	30 June 2015
	Brakes India	8	15 Apr 2015
S. Africa	Soutpan	31	30 June 2015
	Witkop	33	30 June 2015
	Boshoff	66	30 June 2015
Malaysia	Corp Season	4	1 April 2015
	Fortune 11	5	1 April 2015
	Silverstar	10	1 April 2015